United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 7, 2020

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

001-32630

(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
FNF common Stock, $0.0001 par value	FNF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

The Mergers

On February 7, 2020, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), F I Corp., a Cayman Islands exempted company (“Merger Sub I”) and F II Corp., a Cayman Islands exempted company (“Merger Sub II” and, together with Merger Sub I, “Merger Subs”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FGL Holdings (NYSE:FG), a Cayman Islands exempted company (“FGL”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into FGL (the “First Merger”) with FGL to survive the First Merger (the “Surviving Company”), and the Surviving Company will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II to survive the Second Merger as a wholly owned subsidiary of FNF (the “Transaction”). The Transaction is valued at approximately $2.7 billion.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the board of directors of FNF, based on the recommendation of a special committee thereof, and by a special committee of the board of directors of FGL, at the effective time of the First Merger, each ordinary share, par value $0.0001 per share of FGL (the “Ordinary Shares”), including all restricted Ordinary Shares (whether vested or unvested), issued and outstanding as of immediately prior to the effective time of the First Merger (other than (i) shares owned by FGL and any of its subsidiaries or FNF and any of its subsidiaries and (ii) shares in respect of which dissenters rights have been properly exercised and perfected under Cayman law) will be converted into the right to receive $12.50 in cash (the “Cash Consideration”) or 0.2558 shares (the “Exchange Ratio”) of common stock of FNF (“FNF Common Stock”), at the election of the holder thereof and subject to the proration mechanics set forth in the Merger Agreement (such consideration the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). Pursuant to the Merger Agreement, all Ordinary Shares held by FNF and its subsidiaries will be converted into the right to receive the Stock Consideration. Each Series B Cumulative Preferred Share, all of which are held by FNF and its subsidiaries, will be converted into the right to receive a number of shares of FNF Common Stock that is equal to (i) the Liquidation Preference (as defined in the Merger Agreement) divided by (ii) the Reference Parent Common Stock Price (as defined in the Merger Agreement).

Additionally, all options to purchase Ordinary Shares (“FGL Share Option”) and phantom unit denominated in Ordinary Shares (“FGL Phantom Unit”), in each case, outstanding immediately prior to the First Effective Time, will be cancelled and converted into options to purchase FNF Common Stock and phantom units denominated in FNF Common Stock at the First Effective Time (collectively, the “Rollover Awards”), as applicable. The Rollover Awards will generally be subject to the same terms and conditions as applicable to the applicable cancelled FGL Share Option or FGL Phantom Unit immediately prior to the First Effective Time, except that (i) all performance-vesting criteria will be deemed satisfied at the First Effective Time at the levels described in the Merger Agreement and such Rollover Awards will be subject only to time-based vesting conditions after the First Effective Time, and (ii) immediately prior to the First Effective Time, additional time-vesting credits will be provided to holders in respect of FGL Share Options and FGL Phantom Units granted prior to January 1, 2020, as described in the Merger Agreement.

Conditions to the Merger

Consummation of the Mergers is subject to the satisfaction or waiver of customary conditions, including, among other things, (i) the adoption of the Merger Agreement by (x) the holders of two-thirds of the outstanding Ordinary Shares present and voting at the special meeting of the FGL shareholders, (y) the holders of the majority of the Series A Preferred Shares and (z) the holders of the majority of the holders of the Series B Cumulative Preferred Shares (collectively, the “FGL Shareholder Approval”), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the consent or approval by certain other regulatory entities, (iv) the absence of any injunction or applicable law prohibiting consummation of the Mergers and (v) the accuracy of the representations and warranties made by FGL, FNF and the Merger Subs (generally subject to a Material Adverse Effect bringdown standard), including the absence of any change, effect, event, occurrence, circumstance or state of facts, from December 31, 2018 to the effective time of the Mergers, that has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement) with respect to FGL or a Parent Material Adverse Effect (as defined in the Merger Agreement) with respect to FNF, and (vi) the performance, in all material respects, by each of FGL, FNF and Merger Subs of all of its obligations under the Merger Agreement.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties made by FGL, FNF and the Merger Subs. The Merger Agreement also contains customary covenants, including (i) covenants providing for each of the parties: to use reasonable best efforts to cause the transaction to be consummated, and (ii) a covenant providing for FGL to use reasonable best efforts to call and hold a special meeting of shareholders (the “FGL Shareholder Meeting”) and recommend the adoption of the Merger Agreement, to the extent required under the terms of the Merger Agreement. In addition, each of FGL and FNF has agreed (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to take certain actions prior to the closing of the Merger without the prior written consent of the other party.

Under the Merger Agreement, each of FGL and FNF has agreed to use its reasonable best efforts to take all actions and to do all things necessary or advisable under applicable law to consummate the Mergers, including preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Notwithstanding such obligation, in connection with obtaining any required regulatory approval, FNF is not required to (a) agree to any term or condition or take any action that would impose any requirement to sell, license, assign, transfer, divest, hold separate or otherwise dispose of, before or after the closing of the Mergers, any assets or businesses that are material to FNF and its subsidiaries, taken as a whole, or FGL and its subsidiaries, taken as a whole; (b) impair, in any material respect, the ability of FNF, the FGL or any of their respective subsidiaries to continue to conduct their respective businesses following the closing of the Mergers substantially in the manner conducted in the twelve-month period prior to the date of the Merger Agreement; or (c) impose any other obligation on FNF, FGL or any of their respective affiliates if such imposition would be reasonable expected to result in a material adverse effect on either FNF or its subsidiaries, or FGL or its subsidiaries, taken as a whole.

During the period beginning on the date of the Merger Agreement and continuing through 11:59 p.m., New York City time, on the fortieth day after the date of the Merger Agreement (the “Go-Shop Period”), FGL may initiate, solicit and encourage, whether publicly or otherwise, any alternative acquisition proposals from third parties and provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. After the end of the Go-Shop Period, FGL will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that FGL may continue to engage in the aforementioned activities with any third parties that contacted FGL and made a bona fide alternative acquisition proposal during the Go-Shop Period that the special committee of the Board of Directors of FGL has determined constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) (each, an “Excluded Party”).

Termination and Termination Fees

The Merger Agreement contains certain customary termination rights in favor of either FGL or FNF, which are exercisable by either party (i) by mutual consent, (ii) upon the failure to complete the Mergers by the nine month anniversary of the date of the Merger Agreement (the “End Date”), subject to certain exceptions and subject to one three month extension upon the election of either FGL or FNF if, as of such date, all closing conditions (other than the receipt of a required governmental consent) having been met or being capable of being satisfied as of such time, (iii) in the event of a final and non-appealable law or order that prohibits the consummation of the Mergers, or (iv) if the FGL Shareholder Approval is not obtained.

The Merger Agreement contains certain customary termination rights in favor of FNF, which are exercisable if (i) the FGL special committee makes an Adverse Recommendation Change (as defined in the Merger Agreement); (ii) the FGL board of directors recommends its shareholders accept a Superior Proposal; (iii) FGL enters into or publicly announces its intentions to enter into any documentation with regards to a takeover proposal with respect to a Superior Proposal; (iv) FGL fails to hold the FGL Shareholder Meeting; (v) FGL willfully breaches its no-shop obligations; or (vi) FGL breaches a representation, warranty, or covenant resulting in the failure of an FGL closing condition and there has been a failure to cure within the earlier of thirty days after FGL has received notice of such breach and the End Date.

The Merger Agreement also contains certain customary termination rights in favor of FGL, which are exercisable if (i) FNF or Merger Subs breach a representation, warranty, or covenant resulting in the failure of an FNF closing condition and there has been a failure to cure within the earlier of thirty days after FNF has received notice of such breach and the End Date; or (ii) FGL makes an Adverse Recommendation Change in response to a Change in Circumstance or to a Superior Proposal, or terminates the Merger Agreement in order to enter into any agreement with respect to a Superior Proposal.

FGL would be obligated to pay FNF a termination fee equal to $66,610,000, or $39,966,000 in certain specified circumstances described below (the “Termination Fee”), if the Agreement is terminated under any of the following circumstances: (i) FGL terminates the Merger Agreement to enter into any documentation with regards to a takeover proposal regarding a Superior Proposal, provided the Termination Fee is $39,966,000 if the counterparty to the takeover proposal provided such proposal during the “go-shop” period; (ii) FNF terminates the Merger Agreement because the FGL special committee makes an Adverse Recommendation Change or recommends a Superior Proposal or FGL enters into or announces that it intends to enter into any documentation with respect to a takeover proposal with respect to a Superior Proposal; provided, that the Termination Fee is $39,966,000 if the event giving rise to the right of termination is based on the submission of a takeover proposal by an Excluded Party; (iii) FNF terminates the Merger Agreement because FGL materially breaches its obligation to hold the FGL Shareholder Meeting or willfully and materially breaches the “no-shop” covenant; (iv) either FNF or FGL terminates the Merger Agreement because FGL fails to obtain the required vote at the FGL Shareholder Meeting, and (a) prior to such FGL Shareholder Meeting, a Takeover Proposal was announced and not withdrawn, and (b) and within twelve months after termination, FGL either consummates a takeover proposal or enters into a definitive agreement with respect thereto (and FGL thereafter consummates such takeover proposal); or (v) FNF terminates the Merger Agreement because FGL breaches any covenants or representations in the Merger Agreement and such breach would result in a failure in the bring-down condition and is not cured, and (a) prior to such breach, a takeover proposal was announced and not withdrawn, and (b) and within twelve months after termination, FGL either consummates a takeover proposal or enters into a definitive agreement with respect thereto (and FGL thereafter consummates such takeover proposal).

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference.  The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about FNF, FGL or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates.  The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of FNF, FGL or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in FNF's public disclosures.

Voting Agreements

On February 7, 2020, FNF and FGL entered into Voting Agreements with each of (i) BilCar, LLC and William P. Foley, II (the “BilCar Voting Agreement”), (ii) Fidelity National Title Insurance Company, Chicago Title Insurance Company and Commonwealth Land Title Insurance Company (the “Parent Subsidiaries Voting Agreement”), CFS Holdings (Cayman), L.P. and CFS Holdings II (Cayman), L.P. (the “Blackstone Voting Agreement”) and GSO COF III AIV-5 LP, GSO COF III Co-Investment AIV-5 LP, GSO Co-Investment Fund-D LP, GSO Credit Alpha Fund LP, GSO Aiguille Des Grands Montets Fund II LP, GSO Churchill Partners LP, GSO Credit-A Partners LP and GSO Harrington Credit Alpha Fund (Cayman) L.P. (each, a “GSO Seller” and collectively, the “GSO Sellers”) (the “GSO Voting Agreement” and, together with the BilCar Voting Agreement, the Parent Subsidiaries Voting Agreement and the Blackstone Voting Agreement, the “Voting Agreements”), pursuant to which, among other things, the signatories thereto generally agree to vote in favor of the Merger Agreement, the Mergers and the other transactions contemplated thereby. The Voting Agreements and the obligations of the signatories thereto will be terminated upon the earliest of (a) the consummation of the Mergers, (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, or (c) the mutual agreement of such parties to such Voting Agreement.

Series A Preferred Share Purchase Agreement

On February 7, 2020, FNF and the GSO Sellers entered into a Series A Preferred Share Purchase Agreement (the “Series A Preferred Share Purchase Agreement”), pursuant to which FNF has agreed to purchase each Series A Preferred Share from the GSO Sellers for an amount equal to the Liquidation Preference (as defined in the Series A Certificate of Designation which shall include any dividends in respect of such Series A Share accrued or accumulated to, but excluding, the Closing Date) as of the effective time of the First Merger in cash held by each of the GSO Sellers immediately prior to the consummation of the transactions contemplated by the Merger Agreement, subject to the terms and conditions set forth therein.

Item 8.01.	Other Events.

On February 7, 2020, FGL and FNF issued a joint press release in connection with the Mergers. A copy of the press release is furnished as Exhibit 99.1 hereto.

On February 7, 2020, FNF prepared an investor presentation in connection with the Mergers. A copy of the investor presentation is furnished as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated February 7, 2020, by and between FGL Holdings, Fidelity National Financial, Inc., F Corp I and F Corp II. (schedules omitted pursuant to Item 601(b)(2) of Regulation S-K).
99.1	Joint Press Release issued by FGL and FNF, dated February 7, 2020.
99.2	Investor Presentation, dated February 7, 2020.

*     The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Fidelity National Financial Inc. agrees to furnish supplementally a copy of such schedules and exhibits or any section thereof, to the SEC upon request.

Important Information Will be Filed with the SEC

This communication may be deemed to be solicitation material in respect of the proposed merger between FNF and FGL. In connection with the proposed merger, FNF intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF FGL ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about FNF and FGL, without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by FNF will be made available free of charge on FNF’s investor relations website. Copies of documents filed with the SEC by FGL will be made available free of charge on FGL’s investor relations website.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by FNF and FGL through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the investor relations department of FNF or FGL at the following:

FNF	FGL
601 Riverside Avenue Jacksonville, FL 32204 Attention: Investor Relations 904-854-5100	601 Locust Street, 9th Floor Des Moines, IA 50309 Attention: General Counsel & Secretary

FNF and FGL, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the directors and executive officers of FNF is contained in FNF's Form 10-K for the year ended December 31, 2018 and its proxy statement filed on April 30, 2019, which are filed with the SEC. Information regarding FGL’s directors and executive officers is contained in FGL’s Form 10-K for the year ended December 31, 2018 and its proxy statement filed on March 29, 2019, which are filed with the SEC. A more complete description will be available in the Registration Statement and the Proxy Statement/Prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on FNF or FGL management's beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. FNF and FGL undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory, shareholder and stockholder approval and the satisfaction of other conditions to the consummation of the proposed transaction; the ability of FNF to successfully integrate FGL's operations and employees the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; FNF's dependence on distributions from its title insurance underwriters as a main source of cash flow; significant competition that FNF and FGL face; compliance with extensive government regulation; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's and FGL’s Form 10-K and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.

Date:	February 7, 2020	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated February 7, 2020, by and between FGL Holdings, Fidelity National Financial, Inc., F Corp I and F Corp II. (schedules omitted pursuant to Item 601(b)(2) of Regulation S-K).
99.1	Joint Press Release issued by FGL and FNF, dated February 7, 2020.
99.2	Investor Presentation, dated February 7, 2020.

*     The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Fidelity National Financial Inc. agrees to furnish supplementally a copy of such schedules and exhibits or any section thereof, to the SEC upon request.

- 8 -